UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 14, 2007
Date of Report (date of earliest event reported)
OMNITURE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-52076	87-0619936

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
550 East Timpanogos Circle
Orem, UT 84097
(Address of principal executive offices, including zip code)
(801) 722-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On February 14, 2007, Omniture, Inc., a Delaware corporation (“Omniture”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with the shareholders of Touch Clarity Limited, a privately held company registered in England and Wales (“Touch Clarity”), pursuant to which Omniture has agreed to acquire Touch Clarity (the “Acquisition”).
     Subject to the terms and conditions of the Purchase Agreement, Omniture has agreed to acquire all of the issued share capital of Touch Clarity for a total consideration of up to $51.5 million (plus approximately $8.5 million in assumed vested options) consisting of the following: $16 million in cash at closing; up to $3 million in cash payable subject to an earnout based on certain revenue milestones for Touch Clarity’s fiscal year 2007; and $32.5 million to be paid in Omniture’s common stock, cash, or some combination of stock and cash, at Omniture’s election, to be paid no later than November 30, 2007. If Omniture elects to issue common stock, the number of Omniture shares to be issued will be determined based on a 5% discount to the Omniture share price at or about the time of issuance (based on a 5-day trailing average closing price). Omniture has also agreed to assume all outstanding unvested stock options. The Acquisition is subject to customary closing conditions and is expected to close as soon as practicable, but in any event in the first quarter of 2007.
     Concurrently with the execution of the Purchase Agreement, Omniture entered into a registration rights agreement (the “Registration Rights Agreement”) with the shareholders of Touch Clarity, pursuant to which Omniture has agreed to file with the SEC a registration statement covering the resale of all of Omniture’s common stock that may be issued to the shareholders of Touch Clarity in the event Omniture elects to pay all or some portion of the $32.5 million consideration amount in Omniture’s common stock. Omniture has agreed to use reasonable commercial efforts to cause such registration statement to be filed and declared effective by the SEC no later than November 30, 2007.
     The foregoing description of the Purchase Agreement and Registration Rights Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, which are attached hereto as Exhibits 2.1 and 4.1, respectively, and are incorporated herein by reference. On February 14, 2007, Omniture issued a press release announcing that it had entered into the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits.
2.1	Share Purchase Agreement, dated February 14, 2007, by and among Omniture, Inc., the shareholders of Touch Clarity Limited, Paul Phillips, Helen Protopapas and Tim Brown, as the Warrantors, and Alta Berkeley LLP and Yehoshua Ennis collectively as the Shareholder Representative.

4.1	Registration Rights Agreement, dated February 14, 2007, by and among Omniture, Inc. and the shareholders of Touch Clarity Limited.

99.1	Text of press release of Omniture, Inc. issued on February 14, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITURE, INC.

	By:	/s/ Michael S. Herring

Michael S. Herring
Dated: February 16, 2007		Chief Financial Officer and Executive Vice President

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Share Purchase Agreement, dated February 14, 2007, by and among Omniture, Inc., the shareholders of Touch Clarity Limited, Paul Phillips, Helen Protopapas and Tim Brown, as the Warrantors, and Alta Berkeley LLP and Yehoshua Ennis collectively as the Shareholder Representative.

4.1	Registration Rights Agreement, dated February 14, 2007, by and among Omniture, Inc. and the shareholders of Touch Clarity Limited.

99.1	Text of press release of Omniture, Inc. issued on February 14, 2007.